Exhibit 99.1

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Votes submitted electronically must be received by 11:59 PM (ET), on August 28, 2019.
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommend a vote FOR Proposals 1, 2, 3 and 4.

		For	Against	Abstain		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of May 27, 2019, by and between Global Payments Inc. (“Global Payments”) and Total System Services, Inc. (as amended from time to time) and the transactions contemplated thereby (the “Global Payments merger proposal”).	☐	☐	☐	2.

To approve an amendment to Global Payments’ articles of incorporation to increase the number of authorized shares of Global Payments common stock from two hundred million shares to four hundred million shares (the “Global Payments authorized share count proposal”).

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3.	To approve an amendment to Global Payments’ articles of incorporation to declassify the Global Payments board of directors and provide for annual elections of directors (the “Global Payments declassification proposal”).	☐	☐	☐	4.

To adjourn the Global Payments special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Global Payments merger proposal, the Global Payments authorized share count proposal or the Global Payments declassification proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Global Payments common stock.

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B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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03302A

Special Meeting Admission Ticket

Global Payments Inc. Special Meeting of Shareholders

August 29, 2019, 3:00 PM (EDT)

3550 Lenox Road, Atlanta, GA 30326

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions to Global Payments Inc.

Special Meeting of Shareholders

Global Payments Inc.

3550 Lenox Road

Atlanta, GA 30326

770.829.8000

Using GA 400 North to Connector State Road 141/Lenox Road NE. Take Exit 2 from GA-400 S. Merge onto Connector State Road 141/Lenox Road NE.

Using GA 400 S/US 195S, follow GA-400 S, take Exit 2. Merge onto Connector State Road 141/Lenox Road NE.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The Joint Proxy Statement/Prospectus is available at: www.envisionreports.com/gpn

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of Special Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE

The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes Jeffrey S. Sloan and David L. Green, and each of them, each with full power of substitution, to vote the number of shares of common stock which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at the Company’s offices at 3550 Lenox Road, Atlanta, Georgia 30326, on August 29, 2019, at 3:00 p.m. EDT (the “Special Meeting”), or at any adjournments or postponements thereof, upon the proposals described in the Joint Proxy Statement/Prospectus, dated July 23, 2019, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Special Meeting or any other matters which may properly come before the Special Meeting and any adjournments or postponements thereto.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4, and with discretionary authority on all other matters that may properly come before the Special Meeting and any adjournments or postponements thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.